Exhibit 4.1

Registered No. R-A-l	$4,250,000

UNITED STATES OF AMERICA
COMMONWEALTH OF MASSACHUSETTS
MASSACHUSETTS DEVELOPMENT FINANCE AGENCY
Revenue Bonds
Ranor Issue, Series 2010a

INITIAL LIBOR RATE:	One and 9606/10000 Percent (1.9606%) Per Annum

MATURITY DATE:	January 1, 2021

DATE OF THIS BOND:	December 30, 2010 (Date as of which the Bonds were initially issued.)

INITIAL RATE PERIOD:	From the date of this Bond to and including January 31, 2011.

PAYMENT DATES:	February 1, 2011 and the first (1 st) day of each month thereafter to the MATURITY DATE or earlier redemption in full.

DATE OF REGISTRATION:	December 30, 2010 REGISTERED OWNER: Sovereign Bank

PRINCIPAL AMOUNT:	FOUR MILLION TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS

THIS BOND DOES NOT CONSTITUTE A GENERAL OBLIGATION OF THE MASSACHUSETTS DEVELOPMENT FINANCE AGENCY OR A DEBT OR PLEDGE OF THE FAITH AND CREDIT OF THE COMMONWEALTH OF MASSACHUSETTS; THE PRINCIPAL OF AND INTEREST AND PREMIUM, IF ANY, ON THIS BOND ARE PAYABLE SOLELY FROM THE REVENUES AND FUNDS PLEDGED FOR THEIR PAYMENT IN ACCORDANCE WITH THE MORTGAGE, LOAN AND SECURITY AGREEMENT REFERRED TO HEREIN. THE AGENCY HAS NO TAXING POWER UNDER THE ACT.

The Massachusetts Development Finance Agency (the “Agency”), for value received promises to pay to the REGISTERED OWNER of this bond, or registered assigns, but solely from the moneys to be provided under the Agreement mentioned below, in lawful money of the United States of America, in immediately available funds, the PRINCIPAL AMOUNT, in installments in the amounts as set forth on Schedule 1, commencing on February 1, 2011, and on each PAYMENT DATE thereafter, with the remaining principal balance due on the MATURITY DATE, unless paid earlier as provided below, with interest (computed on the basis of a 360-day year based on the actual number of days elapsed) on the PRINCIPAL AMOUNT outstanding from the most recent PAYMENT DATE to which interest has been paid or duly provided for or, if no interest has been paid, from the DATE OF THIS BOND, at the INITIAL LIBOR RATE per annum during the INITIAL RATE PERIOD, and thereafter at the LIBOR Rate (as defined below) per annum, as determined below for each Rate Period (as defined below), payable on each PAYMENT DATE, until the date on which this bond becomes due, whether at maturity or by acceleration or redemption. Notwithstanding the foregoing, if at any time an Event of Taxability occurs, the interest rate in effect on the Series A Bonds from and after the Date of Taxability shall be the Taxable Rate and following an Event of Default, the interest rate in effect on the Series A Bonds shall be the Default Rate. The Agency also shall pay to the Bondowner, but only from amounts available under the Agreement, a late charge for any payment of principal or interest not paid within fifteen (15) days following the date such payment is due equal to five percent (5.0%) of the amount of any such payment.

Unless otherwise defined herein, capitalized terms used in this bond shall have the same meanings assigned to them in the Mortgage, Loan and Security Agreement (the “Agreement”), dated as of December 1, 2010, by and among the Agency, Ranor, Inc. (the “Borrower”), and Sovereign Bank, as Bondowner and Disbursing Agent (the “Disbursing Agent”). As used in this bond, the following terms shall have the following meanings:

“Effective Date” means the date on which a new Rate Period takes effect. The first Effective Date shall be February 1, 2011 and thereafter shall be the first (1st) day of each month thereafter.

“LIBOR” means the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) for deposits in U.S. Dollars for a one-month period, which appears on the day that is two London Banking Days preceding the next Effective Date as of 11:00 a.m. London time (x) on the Telerate Page 3750 or (y) if such rate does not appear on the Telerate Page 3750, then as determined by the Bank from another recognized source or interbank quotation. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of the REGISTERED OWNER of this bond, then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

“LIBOR Rate” means 65% times the sum of (i) the Spread plus (ii) LIBOR.

“Rate Period” means, when used with respect to any particular LIBOR Rate, the period during which such rate of interest determined for the Bonds will remain in effect as described herein, which shall be the period commencing on each Effective Date and ending on the last day of the calendar month. A new interest rate shall take effect on each Effective Date.

“Reserve Percentage” means the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves), which is imposed on member banks of the Federal Reserve System against “Euro-currency Liabilities” as defined in Regulation D.

“Spread” means 275 basis points.

The record date for payment of interest is the Business Day preceding the date on which the interest is to be paid; provided that, with respect to overdue interest or interest payable on redemption of this bond other than on a PAYMENT DATE or interest on any overdue amount, the Disbursing Agent may establish a special record date. The special record date may not be more than five (5) days before the date set for payment. The Disbursing Agent will mail notice of a special record date to the Bondowner at least seven (7) days before the special record date. The Disbursing Agent will promptly certify to the Agency that it has mailed such notice to the Bondowner, and such certificate will be conclusive evidence that such notice was given in the manner required hereby.

This bond is one of a series of bonds (the “Series A Bonds”), in the aggregate principal amount of $4,250,000, being issued by the Agency under and in accordance with the laws of The Commonwealth of Massachusetts, including Massachusetts General Laws Chapter 23 G, as amended, and resolutions duly adopted by the board of directors of the Agency, which resolutions also authorize the execution and delivery of the Agreement. The Series A Bonds are being issued pursuant to the Agreement. Simultaneously with the issuance of the Series A Bonds, the Agency is issuing its $1,950,000 Massachusetts Development Finance Agency Revenue Bonds, Ranor Issue, Series 2010B (the “Series B Bonds,” and together with the Series A Bonds, the “Bonds”). Pursuant to the Agreement, the Agency is loaning the proceeds of the Bonds to the Borrower for the purpose of financing and refinancing the Project (as defined in the Agreement). The Borrower has agreed to repay the borrowing in the amounts and at the times necessary to enable the Agency to pay the principal, premium, if any, and interest on the Bonds, and the Agency has assigned its rights to receive such funds to the Bondowner, subject to the provisions of the Agreement. Reference is made to the Agreement for a description of the funds pledged and the rights, limitations of rights, duties, obligations and immunities of the Borrower, the Agency and the Bondowner, including the order of payments in the event of insufficient funds. The Agreement may be amended to the extent and in the manner provided therein.

In case any Event of Default (as defined in the Agreement) occurs, the principal amount of this bond together with accrued interest may be declared due and payable in the manner and with the effect provided in the Agreement.

The Series A Bonds are redeemable pursuant to the Agreement prior to maturity, as a whole or in part on any PAYMENT DATE, in inverse order of principal installments due, at their principal amounts, without premium, plus accrued interest to the redemption date, (i) at the direction of the Borrower, (ii) from excess proceeds on deposit in the Project Fund created under the Agreement upon completion or termination of the Project, and (iii) in the event of a substantial loss to the Mortgaged Property, as defined in the Agreement, from insurance or condemnation award proceeds allocable to the Series A Bonds.

If less than all of the Outstanding Series A Bonds are to be called for redemption, the Series A Bonds to be redeemed will be selected by the Disbursing Agent by lot.

In the event this bond is selected for redemption, notice will be mailed not less than twenty (20) days prior to the redemption date to the REGISTERED OWNER at its address shown on the registration books maintained by the Disbursing Agent. Failure to mail notice to the owner of any other Series A Bond or any defect in the notice to such an owner shall not affect the redemption of this bond.

If this bond is of a denomination in excess of One Hundred Thousand Dollars ($100,000), portions of the principal amount in excess of One Hundred Thousand Dollars ($100,000) may be redeemed. If less than all of the principal amount is to be redeemed, upon surrender of this bond to the Disbursing Agent, there will be issued to the REGISTERED OWNER, without charge, a new bond or bonds, at the option of the REGISTERED OWNER, for the unredeemed principal amount.

Notice of redemption having been duly mailed, this bond, or the portion called for redemption, will become due and payable on the redemption date at the applicable redemption price and, the redemption price having been paid or moneys for the redemption having been deposited with the Disbursing Agent, from and after the date fixed for redemption interest on this bond (or such portion) will no longer accrue.

This bond is transferable by the REGISTERED OWNER, subject to the provisions of the Agreement, in person or by its attorney duly authorized in writing, at the office of the Disbursing Agent set forth above, upon surrender of this bond to the Disbursing Agent for cancellation. Upon the transfer, a new bond or bonds of the same aggregate principal amount will be issued to the transferee at the same office. No transfer will be effective unless represented by such surrender and reissue. This bond may also be exchanged at the office of the Disbursing Agent for a new bond or bonds of the same aggregate principal amount without transfer to a new registered owner. Exchanges and transfers will be without expense to the holder except for applicable taxes or other governmental charges, if any. The Disbursing Agent will not be required to make an exchange or transfer of this bond during the thirty (30) days preceding (i) any date fixed for redemption if this bond (or any part thereof) is eligible to be selected or has been selected for the redemption and (ii) the MATURITY DATE.

The Bonds are issuable only in fully registered form in the minimum denomination of One Hundred Thousand Dollars ($100,000).

The Agency, the Disbursing Agent and the Borrower may treat the REGISTERED OWNER as the absolute owner of this bond for all purposes, notwithstanding any notice to the contrary.

Neither the members of the Agency nor any Person executing this bond are liable personally hereon or subject to any personal liability or accountability by reason of the issuance hereof.

Upon the terms and conditions set forth in the Agreement, this bond is subject to mandatory tender by the REGISTERED OWNER on the Purchase Date at a price (the “Purchase Price”) equal to one hundred percent (100%) of the principal amount Outstanding, plus accrued interest, if any, to the Purchase Date, unless the REGISTERED OWNER shall give the Agency, the Disbursing Agent and the Borrower notice of its election to retain this bond by delivery to the Borrower, with a copy to the Agency and the Disbursing Agent, of a written notice substantially in the form of the Bondowner’s Non-Tender Election Notice set forth herein, not less than thirty (30) days prior to the Purchase Date. Upon receipt of the copy of the Bondowner’s Non-Tender Election Notice, the Disbursing Agent shall give notice to any other Bondowner of the receipt of such Bondowner’s Non-Tender Election Notice not less than fifteen (15) days prior to the Purchase Date. In the event there is more than one Bondowner and the registered owners of Bonds representing more than fifty percent (50%) of the principal amount of Bonds then Outstanding elect not to tender their Bonds for purchase, each Bondowner shall be deemed to have agreed irrevocably to retain their Bonds and that the Bonds shall not be subject to mandatory tender on the applicable Purchase Date. If the Borrower does not receive at least thirty (30) days prior to a Purchase Date Bondowner’s Non-Tender Election Notices from Bondowners representing more than fifty percent (50%) of the principal amount of Bonds then Outstanding, then the Bonds will be subject to mandatory tender and purchased on the applicable Purchase Date. THE OWNER OF THIS BOND, BY ACCEPTANCE HEREOF, AGREES TO SELL AND SURRENDER THIS BOND AT THE PURCHASE PRICE TO ANY PURCHASER DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT IN THE EVENT OF A MANDATORY TENDER AND, ON THE PURCHASE DATE, TO SURRENDER THIS BOND TO THE AGENCY FOR PAYMENT OF THE PURCHASE PRICE. The Purchase Price of this bond shall be paid to the REGISTERED OWNER by the Borrower on the Delivery Date, which shall be the Purchase Date or any subsequent Business Day on which this bond is delivered to the Agency for cancellation, with a copy to the Borrower. The Purchase Price of this bond shall be paid only upon surrender of this bond to the Agency as provided herein. From and after the Purchase Date, no further interest on this bond shall be payable to the REGISTERED OWNER, provided that there are sufficient funds available on the Purchase Date to pay the Purchase Price. Payment of the Purchase Price of this bond to the REGISTERED OWNER shall be made by the Borrower on the Purchase Date, if presentation and surrender of this bond to the Agency, with a copy to the Borrower, is made prior to 10:00 a.m. Boston, Massachusetts time on the Purchase Date, or on such later Business Day upon which presentation and surrender of this bond to the Agency, with a copy to the Borrower, is made prior to 10:00 a.m. Boston, Massachusetts time.

This bond will not be valid until the Certificate of Disbursing Agent has been signed by the Disbursing Agent.

MASSACHUSETTS DEVELOPMENT FINANCE AGENCY (SEAL)

By:	/s/ Steven Chilton

CERTIFICATE OF DISBURSING AGENT

This bond is one of the Bonds described in the Agreement.

SOVEREIGN BANK, as Disbursing Agent

By:	/s/ Edward S. Borden
Authorized Signature

ASSIGNMENT

For value received the undersigned sells, assigns and transfers this bond to

(Name and Address of Assignee)

Social Security or Other Identifying Number of Assignee

and irrevocably appoints _________________ attorney-in-fact to transfer it on the books kept for registration of the bond, with full power of substitution.

NOTE: The signature to this assignment must correspond with the name as written on the face of the bond without alteration or enlargement or other change.

Dated:

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signature

SCHEDULE 1

Schedule of Principal Payments

Payment Date	Principal Payment
l-Feb-2011	$17,708.33
l-Mar-2011	17,708.33
l-Apr-2011	17,708.33
l-May-2011	17,708.33
l-Jun-2011	17,708.33
l-Jul-2011	17,708.33
l-Aug-2011	17,708.33
l-Sep-2011	17,708.33
l-Oct-2011	17,708.33
l-Nov-2011	17,708.33
l-Dec-2011	17,708.33
l-Jan-2012	17,708.33
l-Feb-2012	17,708.33
l-Mar-2012	17,708.33
l-Apr-2012	17,708.33
l-May-2012	17,708.33
l-Jun-2012	17,708.33
l-Jul-2012	17,708.33
l-Aug-2012	17,708.33
l-Sep-2012	17,708.33
l-Oct-2012	17,708.33
l-Nov-2012	17,708.33
l-Dec-2012	17,708.33
l-Jan-2013	17,708.33
l-Feb-2013	17,708.33
l-Mar-2013	17,708.33
l-Apr-2013	17,708.33
l-May-2013	17,708.33
l-Jun-2013	17,708.33
l-Jul-2013	17,708.33
l-Aug-2013	17,708.33
l-Sep-2013	17,708.33
l-Oct-2013	17,708.33
l-Nov-2013	17,708.33
l-Dec-2013	17,708.33
l-Jan-2014	17,708.33
l-Feb-2014	17,708.33
l-Mar-2014	17,708.33
l-Apr-2014	17,708.33
l-May-2014	17,708.33
l-Jun-2014	17,708.33
l-Jul-2014	17,708.33

l-Aug-2014	17,708.33
l-Sep-2014	17,708.33
l-Oct-2014	17,708.33
l-Nov-2014	17,708.33
l-Dec-2014	17,708.33
l-Jan-2015	17,708.33
l-Feb-2015	17,708.33
l-Mar-2015	17,708.33
l-Apr-2015	17,708.33
l-May-2015	17,708.33
l-Jun-2015	17,708.33
l-Jul-2015	17,708.33
l-Aug-2015	17,708.33
l-Sep-2015	17,708.33
l-Oct-2015	17,708.33
l-Nov-2015	17,708.33
l-Dec-2015	17,708.33
l-Jan-2016	17,708.33
l-Feb-2016	17,708.33
l-Mar-2016	17,708.33
l-Apr-2016	17,708.33
l-May-2016	17,708.33
l-Jun-2016	17,708.33
l-Jul-2016	17,708.33
l-Aug-2016	17,708.33
l-Sep-2016	17,708.33
l-Oct-2016	17,708.33
l-Nov-2016	17,708.33
l-Dec-2016	17,708.33
l-Jan-2017	17,708.33
l-Feb-2017	17,708.33
l-Mar-2017	17,708.33
l-Apr-2017	17,708.33
l-May-2017	17,708.33
l-Jun-2017	17,708.33
l-Jul-2017	17,708.33
l-Aug-2017	17,708.33
l-Sep-2017	17,708.33
l-Oct-2017	17,708.33
l-Nov-2017	17,708.33
l-Dec-2017	17,708.33
l-Jan-2018	17,708.33
l-Feb-2018	17,708.33
l-Mar-2018	17,708.33
l-Apr-2018	17,708.33
l-May-2018	17,708.33

l-Jun-2018	17,708.33
l-M-2018	17,708.33
l-Aug-2018	17,708.33
l-Sep-2018	17,708.33
l-Oct-2018	17,708.33
l-Nov-2018	17,708.33
l-Dec-2018	17,708.33
l-Jan-2019	17,708.33
l-Feb-2019	17,708.33
l-Mar-2019	17,708.33
l-Apr-2019	17,708.33
l-May-2019	17,708.33
l-Jun-2019	17,708.33
l-Jul-2019	17,708.33
l-Aug-2019	17,708.33
l-Sep-2019	17,708.33
l-Oct-2019	17,708.33
l-Nov-2019	17,708.33
l-Dec-2019	17,708.33
l-Jan-2020	17,708.33
l-Feb-2020	17,708.33
l-Mar-2020	17,708.33
l-Apr-2020	17,708.33
l-May-2020	17,708.33
l-Jun-2020	17,708.33
l-Jul-2020	17,708.33
l-Aug-2020	17,708.33
l-Sep-2020	17,708.33
l-Oct-2020	17,708.33
l-Nov-2020	17,708.33
l-Dec-2020	17,708.33
l-Jan-2021	17,708.33
$2,142,708.73

NON-TENDER ELECTION NOTICE

Massachusetts Development Finance Agency
Revenue Bonds
Ranor Issue, Series 2010A

Principal Amount                                Bond Numbers                                Purchase Date

The undersigned hereby certifies that it is the registered owner of the Bonds described above (the “Non-Tendered Bonds”), and hereby agrees that the delivery of this instrument to the Agency, the Disbursing Agent and the Borrower constitutes an irrevocable election to retain the Non-Tendered Bonds and not to sell the Non-Tendered Bonds to the Borrower or its designee on the Purchase Date; provided, however, that the undersigned acknowledges and agrees that if there is more than one Bondowner, then the Non-Tendered Bonds nonetheless shall be subject to purchase by the Borrower or its designee on the Purchase Date unless the Owners of more than fifty percent (50%) of the principal amount of the Outstanding Bonds elect not to tender their Bonds for purchase on the next Purchase Date. The undersigned further acknowledges and agrees that, subject to the foregoing provision and subject to all other rights of the undersigned contained in the Bonds, this election notice is irrevocable.

Except as otherwise indicated herein and unless the context otherwise requires, the terms used herein shall have the meanings set forth in the Mortgage, Loan and Security Agreement, dated as of December 1, 2010, providing for the issuance of the Bonds.

Date:	Signature(s)

Street City State Zip

IMPORTANT: The above signature(s) must correspond with the name(s) as set forth on the face of the Non-Tendered Bond(s) with respect to which this Bondowner’s Non-Tender Election Notice is being delivered without any change whatsoever. If this notice is signed by a person other than the registered owner of any Non-Tendered Bond(s), the Non-Tendered Bond(s) must be either endorsed on the Assignment appearing on each Bond or accompanied by appropriate bond powers, in each case signed exactly as the name or names of the registered owner or owners appear on the bond register. The method of presenting this notice to the Agency, the Disbursing Agent and the Borrower is the choice of the person making such presentation. If it is made by mail, it should be by registered mail with return receipt requested.